UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On June 15, 2012, Powerwave Technologies, Inc., a Delaware corporation (the “Company”), previously received a letter from The NASDAQ OMX Group (“NASDAQ”) notifying the Company that it failed to comply with NASDAQ Listing Rule 5450(a)(1) because the bid price for the Company’s common stock, over the last 30 consecutive business days, has closed below the minimum $1.00 per share requirement for continued listing. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until December 12, 2012, to regain compliance with the NASDAQ minimum bid price rule.

On December 13, 2012, the Company received a Staff Delisting Determination Letter from NASDAQ indicating that the Company had not timely regained compliance with the NASDAQ minimum bid price rule and that the Company’s common stock was subject to delisting unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel.”) The Company has requested a hearing before the Panel, and the Panel has set a hearing on January 31, 2013. The delisting action referenced in the Staff Delisting Determination Letter has been stayed pending the issuance of the Panel’s final decision following the hearing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

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